EXHIBIT (32)

		             SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Hynes & Howes INsurance Counselors, Inc.(the Company) certifies to her/her knowledge that:

	(1)	The Annual Report on Form 10-K of the Company for the year ended
		September 30, 2004, fully complies with the requirements of
		Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

	(2)	The information contained in that Form 10-K fairly presents, in all
		material respects, the financial condition and results of operations
		of the Company.

Joyce Whitt
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(Joyce Whitt)
President

September 28, 2005
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Date